Exhibit 4.5.1


THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFI- CATE IS RESTRICTED FOR ONE YEAR IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                    5:30 P.M., FLORIDA TIME, __________, 2001


No. W-                                                     Warrants to Purchase
                                               _____ Shares of Common Stock and
                                                 ______ Redeemable Common Stock
                                                              Purchase Warrants

                               WARRANT CERTIFICATE


         This Warrant Certificate certifies that_________________________, or registered assigns, is the registered holder of Warrants ("Warrants") to purchase initially, at any time from ____________, 1997 until 5:30 p.m. Florida time on ___________, 2001 ("Expiration Date"), up to ____________ fully-paid and non-assessable shares of Common Stock par value $.001 per share ("Common Stock") of THE TRANSLATION GROUP, LTD., a Delaware corporation (the "Company") and/or up to ___________ fully-paid and non-assessable Redeemable Common Stock Purchase Warrants ("Underlying Warrants"), (one share of Common Stock referred to individually as a "Share," one underlying warrant referred to individually as a "Underlying Warrant" and the Shares and Underlying Warrants collectively as the "Securities") at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $3.90 per Share and $.26 per Warrant upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Representative's Warrant Agreement dated as of ___________, 1996 among the Company and WERBAL-ROTH SECURITIES, INC. (the "Warrant Agreement"). Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company or by surrender of this Warrant Certificate.


         No Warrant evidenced by this Warrant Certificate may be exercised after 5:30 p.m., Florida time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.







         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants evidenced by the Warrant Certificate, including the right of the Company to repurchase the Warrants under certain circumstances.

         The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

         Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

         Upon the exercise of less than all of the Warrants evidenced by this Warrant Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such numbered unexercised Warrants.

         The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of ___________, 1996

                                        THE TRANSLATION GROUP, INC.


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                                       By:_______________________________
                                          Name:
                                          Title:




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             [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.1]


         The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant Certificate, to purchase:


|_|__________________               shares of Common Stock; and/or

|_|__________________               Redeemable Common Stock Purchase Warrants;


and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of The Translation Group, Inc., the amount of $__________, all in accordance with the terms of
Section 3.1 of the Representative's Warrant Agreement dated as of ____________, 1996 among The Translation Group, Inc. and Werbal- Roth Securities, Inc. The undersigned requests that a certificate for such securities be registered in the name of___________________, whose address is________________________________ and that such Certificate be delivered to _________________________ whose address is
_____________________________.





Dated:_______________           Signature:_____________________________________
                                (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)


                                ________________________________________ (Insert
                                Social Security or Other Identifying
                                 Number of Holder)





                                       4







             [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.2]


         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate to purchase:


|_|__________________               shares of Common Stock; and/or

|_|__________________               Redeemable Common Stock Purchase Warrants;


and herewith tenders in payment for such securities __________ Warrants all in accordance with the terms of Section 3.2 of the Representative's Warrant Agreement dated as of _____________, 1996 among The Translation Group, Inc. and Werbal-Roth Securities, Inc. The undersigned requests that a certificate for such securities be registered in the name of_________________________ , whose address is _________________________________________________________________ and
that such Certificate be delivered to______________________________ whose address is__________________________________________________________.




Dated:_________________           Signature:___________________________________
                                  (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)


                                  ______________________________________ (Insert
                                  Social Security or Other Identifying
                                    Number of Holder)





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                              [FORM OF ASSIGNMENT]



             (To be executed by the registered holder if such holder
                  desires to transfer the Warrant Certificate)


         FOR VALUE RECEIVED_______________________________________ hereby sells, assigns and transfers unto

_______________________________________________________________________________
                  (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint_______________________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.




Dated:_______________             Signature:___________________________________

                                  (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)


                                  ______________________________________ (Insert
                                  Social Security or Other Identifying
                                   Number of Holder)




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